COLONIAL SHORT TERM TAX-EXEMPT FUND
                        FUND YIELD CALCULATION
                      (CALENDAR MONTH-END METHOD)
                   30-DAY BASE PERIOD ENDED 11/30/95


                             a-b        6
             FUND YIELD = 2 ----- +1  -1
                             c-d
                                                                      ADJUSTED
                                                          YIELD        YIELD*
                                                       -----------   ---------
      a = dividends and interest earned during
          the month ...............................      $39,745       $39,745

      b = expenses accrued during the month .......        4,936        13,545

      c = average dividend shares outstanding
          during the month ........................    1,574,598     1,574,598

      d = maximum offering price per share
          on the last day of the month ............        $7.61         $7.61


                FUND YIELD ........................         3.51%         2.64%
                                                         ========      ========

                TAX-EQUIVALENT YIELD...............         5.81%
                                                         ========

      * Without voluntary expense limit